SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 3, 2004

AMERIPATH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22313	65-0642485
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7289 Garden Road Suite 200 Riviera Beach, FL 33404
(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code: (561) 721-6200

Not Applicable
(former address if changed since last report)

Item 7. Financial Statements and Exhibits

(c)           Exhibits

99.1         Press Release of the Registrant dated February 3, 2004

Item 9. Regulation FD Disclosure

See the press release attached hereto as Exhibit 99.1 dated February 3, 2004 announcing AmeriPath, Inc.’s proposed offering under Rule 144A and Regulation S of $75 million principal amount of 10-1/2% senior subordinated notes due 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIPATH, INC.
(Registrant)

	By:	/s/ David L. Redmond
Name: David L. Redmond
Title: Chief Financial Officer

Date: February 3, 2004

INDEX TO EXHIBITS

Exhibit	Number

99.1	Press Release of the Registrant dated February 3, 2004